UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2015 (August 15, 2015)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in the Company’s Form 8-K filed on August 7, 2015, Kurt C. Hall President, Chief Executive Officer (“CEO”), Chairman of the Board and a director of National CineMedia, Inc. (the “Company”) will resign from all positions he holds at the Company and National CineMedia, LLC (“NCM LLC”) once a new CEO is hired. Mr. Hall will continue in all of his current roles until a successor Chief Executive Officer is named. Mr. Hall’s decision to resign was not a result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On August 6, 2015, the Company announced that it would initiate its Chairman and Chief Executive Officer succession plan. The Company has retained executive search firm Heidrick & Struggles to initiate a search for a new Chief Executive Officer. Upon the appointment of a new Chief Executive Officer, Scott N. Schneider, currently the Company’s lead director, will succeed Mr. Hall as Chairman. As discussed in more detail below, Mr. Hall will continue in a consulting role as an advisor to the Board and successor CEO through January 31, 2018, or a twenty-four month period if such period is after January 31, 2018, to facilitate a seamless transition and consult on other business matters. The Company’s press release dated August 6, 2015, announcing Mr. Hall’s resignation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 18, 2015, the Company entered into a Separation Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with Mr. Hall and, on August 15, 2015, amended his current 10b5-1 plan.

Separation and General Release Agreements with Kurt C. Hall

On October 18, 2015, the Company entered into a Separation Agreement with Mr. Hall. The Separation Agreement provides that on the start date of his CEO successor, Mr. Hall will resign from all offices, positions, directorships, chairmanships and fiduciary responsibilities of the Company and NCM LLC. Upon such resignation, Mr. Hall will be entitled to a cash severance of $2,388,126, which is equal to two times Mr. Hall’s 2015 base salary plus his 2015 target bonus, less any required taxes, deductions or withholdings. Mr. Hall will also be entitled to a bonus payment equal to Mr. Hall’s actual bonus for 2015, including a stretch bonus (if applicable), which will be calculated as if Mr. Hall had been employed for all of 2015. If Mr. Hall’s resignation takes effect in 2016, the Company will continue to pay Mr. Hall his base salary at the 2015 rate through his resignation date and Mr. Hall will also be entitled to a target bonus, including a stretch bonus (if applicable), prorated by the number of days in 2016 Mr. Hall is employed by the Company as President, CEO, Chairman of the Board and Director, less any required taxes, deductions or withholdings. Within 30 days of his resignation date, the Company will pay Mr. Hall an amount that reflects the post-tax amount that the Company would have paid (i) to the providers of the Company’s current medical, health and life insurance plans (the “Benefit Plans”) in respect of Mr. Hall’s coverage and (ii) on his behalf to the Company 401(k) plan for the 24 month period immediately following his resignation date. The foregoing is only a summary of certain terms of the Separation Agreement, and is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Consulting Agreement with Kurt C. Hall

On October 18, 2015, the Company also entered into a Consulting Agreement with Mr. Hall (the “Consulting Agreement”), pursuant to which Mr. Hall will, as directed by the Board or the successor Chief Executive Officer, provide transitional services for a period of the later of twenty-four months commencing on the date of Mr. Hall’s resignation or January 31, 2018. In exchange for these services, in addition to the consideration provided in the Separation Agreement, Mr. Hall will receive a monthly consulting fee equal to $41,677 for the first twelve months of his consultancy and $25,000 for the second twelve months of his consultancy; provided, that if the term of the Consulting Agreement is for 25 months, the monthly fee for the final 13 months shall be $23,077. Mr. Hall will also be entitled to reimbursement for his reasonable, documented out-of-pocket business expenses incurred in connection with the services to be provided by him under his Consulting Agreement.

Under the Consulting Agreement, Mr. Hall’s incentive awards will continue to vest during the consulting period in accordance with their terms and conditions under the Company’s 2007 Equity Incentive Plan. However, the Company’s Compensation Committee and the Board will amend Mr. Hall’s equity grants as follows: (i) 37.5% of Mr. Hall’s 2013 performance-based awards will be converted to time-based awards and will vest on January 16, 2016; (ii) 100% of Mr. Hall’s 2014 and 2015 performance-based awards will be converted to time-based awards and will vest in 1/3 increments on each of the first three anniversaries of the applicable original grant date (resulting in 67% of Mr. Hall’s total original 2014 restricted share performance-based award grant being vested on January 15, 2016 and 33% of Mr. Hall’s total original 2015 restricted share performance-based award grant being vested on January 21, 2016); and (iii) Mr. Hall will be permitted to exercise any vested stock options granted in 2006, 2010, 2011 and 2012 through their expiration date, irrespective of Mr. Hall’s status as a director, officer or consultant of the Company. Additionally, the Compensation Committee and the Board will amend the terms of Mr. Hall’s incentive awards to provide that Mr. Hall’s resignation shall not be considered a termination of service under such incentive awards and, therefore, his unvested incentive awards shall continue to vest under the terms and conditions of the Company’s 2007 Equity Incentive Plan as if Mr. Hall were as a Service Provider thereunder. “Service Provider” means an employee, officer or director of the Company or an affiliate of the Company, or a consultant or adviser currently providing services to the Company or an affiliate of the Company.

If the Consulting Agreement is terminated by the Company for Cause (as defined below) or by Mr. Hall as permitted therein, Mr. Hall will receive any earned but unpaid portion of the consulting fee and reimbursement of any reasonable business expenses actually incurred prior to the termination date. If the Company terminates the Consulting Agreement without Cause or Mr. Hall terminates the Consulting Agreement For Good Reason (as defined below), all of Mr. Hall’s unvested incentive awards shall vest immediately and (i) the Company will continue to pay Mr. Hall, on a monthly basis, the consulting fees that he would have received had the Consulting Agreement continued for the remainder of the twenty-four month term and (ii) Mr. Hall will receive reimbursement for any reasonable business expenses actually incurred prior to the termination date.

For purposes of the Consulting Agreement, “Cause” means Mr. Hall’s: (i) material breach or violation of a material term of the Consulting Agreement or the Separation Agreement or Mr. Hall’s gross negligence in the performance of the consulting services which, if curable, was both not cured by Mr. Hall in all material respects within twenty days of written notice thereof and was material to the Company’s financial condition; (ii) fraud, embezzlement, misappropriation of funds or knowing breach of trust in connection with the performance of the consulting services under the Consulting Agreement; (iii) conviction of any crime which involves dishonesty or a breach of trust; (iv) habitual use of alcohol, drugs or other similar substances affecting or that are reasonably expected to affect the performance of the consulting services; or (v) engaging in other misconduct of such a nature that the continued provision of the consulting services may reasonably be expected to materially and adversely affect the business or properties of the Company, and such misconduct, if curable, was not cured by Mr. Hall in all material respects within twenty days of written notice thereof. “Good Reason” means (i) a reduction in Mr. Hall’s compensation payable under the Separation Agreement or the Consulting Agreement, (ii) a transfer of Mr. Hall’s primary workplace by more than 50 miles from the current workplace, or (iii) a material breach of the Separation Agreement or the Consulting Agreement which is not cured within 20 days after receipt of written notice thereof given by Mr. Hall.

Pursuant to the Consulting Agreement, Mr. Hall is also subject to customary non-competition, non-solicitation and non-disparagement restrictions for the term of the Consulting Agreement and for one year following the expiration or termination of the Consulting Agreement (the “Non-Compete Period”). During the Non-Compete Period, Mr. Hall will be prohibited from, among other things, directly or indirectly, working for, providing services to or serving as a director of a company that provides cinema advertising services in the United States or any affiliate of such company. The Consulting Agreement also includes a general release in favor of the Company. As consideration for such release, Mr. Hall will receive a payment of $25,000.

The foregoing is only a summary of certain terms of the Consulting Agreement, and is qualified in its entirety by the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On August 15, 2015, Mr. Hall, amended his pre-arranged stock trading plan that would have expired on December 31, 2015 and replaced it with a new stock trading plan (the “Plan”). The New Plan that is effective November 16, 2015 through December 30, 2016 will allow Mr. Hall to sell shares of the Company’s common stock for personal financial management purposes in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions.

Consistent with Mr. Hall’s previous selling plan, the new Plan provides for the sale of up to 125,000 shares, provided certain new limit prices set forth in the Plan (and shown below) are met. The total number of shares covered by the Plan represents approximately 29% of the Company shares held by Mr. Hall in brokerage accounts and approximately 7% of the shares currently held by Mr. Hall in brokerage accounts plus those shares that could vest or be exercised in the future, comprised of Mr. Hall’s unvested restricted shares and vested stock options. Shares under the Plan may be sold in two tranches in the open market at prevailing market prices as summarized below, subject to the Limit Prices and specified daily volume limits set forth in the Plan:

TRANCHE #	TRADING PERIODS	# OF SHARES TO SELL EACH TRADING PERIOD	LIMIT PRICE
1	11/16/15 – 12/30/16	75,000	$17.00
2	11/16/15 – 12/30/16	50,000	$19.00
Total Plan Shares		125,000

Under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, directors, officers and other persons who are not in possession of material, non-public information may adopt a pre-arranged plan or contract for sale of the Company’s securities under specified conditions and at specified times to achieve prudent and gradual asset diversification over time. Once the plan is in place, the executive may not retain or exercise any discretion over trading under the plan, although the executive may later amend or terminate the plan. The broker administering the plan is authorized to trade company shares in volumes and at times determined independently by the broker, subject to limitations set forth in the plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement dated as of October 18, 2015, by and between National CineMedia, Inc. and Kurt C. Hall

10.2	Consulting Agreement dated as of October 18, 2015, by and between National CineMedia, Inc. and Kurt C. Hall

99.1	Press Release of National CineMedia, Inc. dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Company and National CineMedia, LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: October 21, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
By: National CineMedia, Inc., its manager

Dated: October 21, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated as of October 18, 2015, by and between National CineMedia, Inc. and Kurt C. Hall

10.2	Consulting Agreement dated as of October 18, 2015, by and between National CineMedia, Inc. and Kurt C. Hall

99.1	Press Release of National CineMedia, Inc. dated August 6, 2015